Financial Results

3rd Quarter 2026

Advantage Solutions Reports Third Quarter 2026 Results

Strong top and bottom-line results in Experiential and Retailer Services

Announces restructuring actions to drive approximately $25 million in annualized near-term net savings with $5+ million in additional annualized net savings planned over time

Reiterates full-year Revenues, Adjusted EBITDA and cash flow guidance

ST. LOUIS, November 4, 2026 – Advantage Solutions Inc. (NASDAQ: ADV) (“Advantage,” “Advantage Solutions,” the “Company,” “we,” or “our”), a leading business solutions provider to consumer-packaged goods (CPG) brands and retailers, today reported financial results for the three and nine months ended September 30, 2026.

Revenues for the three months ended September 30, 2026 were $913.7 million compared with $915.0 million, and net loss was $25.1 million compared with a net income of $20.6 million.

Q3'26 Financial Highlights
Revenues, net of reimbursable expenses, increased 0.1% to $782 million and Adjusted EBITDA decreased 14.2% to $85 million

Experiential Services delivered another strong quarter with healthy demand signals, Retailer Services returned to both revenue and Adjusted EBITDA growth, while Branded Services remained under pressure

Ended the quarter with $131.3 million in cash and generated $99 million of Adjusted Unlevered Free Cash Flow

“We delivered our fourth consecutive quarter of revenue growth excluding divestitures, driven by continued strength in Experiential and Retailer Services, and we are reaffirming our full-year guidance,” said Dave Peacock, Chief Executive Officer. “The restructuring announced today is expected to generate approximately $25 million in near-term annualized savings net of investment while improving the profitability of our Branded Services business and increasing efficiency across the company. Together with our investments in technology and AI, this next phase of our transformation is designed to translate growth into stronger margins and cash flow, reinforcing our confidence in Advantage’s ability to create sustainable long-term value for our clients, teammates, and shareholders.”

Consolidated Financial Summary
(amounts in thousands)	Three Months Ended September 30,		Change (Reported)
	2026	2025	$	%
Total Revenues	$913,739	$915,012	$(1,273)	(0.1%)
Total Net (Loss) Income	$(25,098)	$20,565	$(45,663)	(222.0%)
Total Adjusted EBITDA	$85,377	$99,554	$(14,177)	(14.2%)
Adjusted EBITDA Margin	9.3%	10.9%

	Nine Months Ended September 30,		Change (Reported)
	2026	2025	$	%
Total Revenues	$2,672,791	$2,610,511	$62,280	2.4%
Total Net Loss	$(159,636)	$(66,005)	$(93,631)	(141.9%)
Total Adjusted EBITDA	$228,959	$244,142	$(15,183)	(6.2%)
Adjusted EBITDA Margin	8.6%	9.4%

Advantage Solutions Inc. | Page 1

Financial Results

3rd Quarter 2026

Segment Financial Summary
Revenues
Segment	Three Months Ended September 30,			Nine Months Ended September 30,
(amounts in thousands)	2026	2025	YoY (Reported)	2026	2025	YoY (Reported)
Branded Services	$231,152	$288,804	(20.0%)	$724,122	$873,866	(17.1%)
Experiential Services	$431,619	$377,707	14.3%	$1,233,410	$1,039,433	18.7%
Retailer Services	$250,968	$248,501	1.0%	$715,259	$697,212	2.6%
Total	$913,739	$915,012	(0.1%)	$2,672,791	$2,610,511	2.4%
Operating (Loss) Income
	Three Months Ended September 30,			Nine Months Ended September 30,
Segment	2026	2025	YoY (Reported)	2026	2025	YoY (Reported)
Branded Services	$(24,620)	$8,196	(400.4%)	$(64,741)	$(17,666)	(266.5%)
Experiential Services	$15,190	$20,912	(27.4%)	$45,402	$28,267	60.6%
Retailer Services	$16,968	$11,052	53.5%	$32,731	$24,949	31.2%
Total	$7,538	$40,160	(81.2%)	$13,392	$35,550	(62.3%)
Adjusted EBITDA
	Three Months Ended September 30,			Nine Months Ended September 30,
Segment	2026	2025	YoY (Reported)	2026	2025	YoY (Reported)
Branded Services	$17,604	$41,657	(57.7%)	$60,263	$103,638	(41.9%)
Experiential Services	$35,425	$35,320	0.3%	$95,681	$73,276	30.6%
Retailer Services	$32,348	$22,577	43.3%	$73,015	$67,228	8.6%
Total	$85,377	$99,554	(14.2%)	$228,959	$244,142	(6.2%)

Q3'26 Segment Highlights

Branded Services	Experiential Services	Retailer Services
Performance remained under pressure by client losses and unfavorable business mix, with declines in higher-margin headquarter sales and agency	Delivered another strong quarter, supported by healthy demand signals	Delivered a fourth consecutive quarter of revenue growth with stronger project demand
Our Supply Chain and Retail project work grew in Q3 and continues to be a bright spot in the segment	Sustained high levels of execution with Q3 events per day growing 13.5% year-over-year	Double-digit Adjusted EBITDA growth, even when excluding tariff refunds, reflecting stronger cost management
Targeted restructuring to simplify the organizational structure, increase accountability, improve speed and strengthen day-to-day execution while protecting client-facing resources	Pricing actions starting to offset labor investments that will help sustain service levels and meet long-term demand	Daymon, our private brand business, outperformed expectations and secured new business wins
Expect sequential profitability improvement in Q4 as restructuring takes hold	Expect double-digit revenue and Adjusted EBITDA growth, along with margin expansion, in both Q4 and the full year	Priorities remain staffing alignment, superior execution and better operating discipline

Advantage Solutions Inc. | Page 2

Financial Results

3rd Quarter 2026

Cash Flow and Balance Sheet Highlights

(Amounts in Millions)

Quarter Ended September 30, 2026
Adjusted Unlevered Free Cash Flow / % of Adjusted EBITDA	$98.7 /115.6%
Capex	$10.4
Gross Debt	$1,579
Cash and Cash Equivalents	$131
Net Leverage Ratio(1)	4.6x

Fiscal Year 2026 Outlook
(Amounts in Millions)

Revenues(2)	Flat to Up Low Single Digits
Adjusted EBITDA	Flat to Down Mid Single Digits
Free Cash Flow (3)	Unlevered: $250 – $275M Net: ~25% of EBITDA
Net Interest Expense	~$155
Capex	$40 to $45

Conference Call Details
Date/Time	November 4, 2026, 8:30 am EST
Dial-in (10 minutes before the call)	+1 (833) 461-5787 within the United States or +1 (585) 542-9983 outside the United States Conference ID: 693618856
Webcast	Available at: ADV 3Q26 Earnings Webcast
Replay	Available at: Investor Relations section of the Advantage Solutions website at ir.youradv.com.

Investor Contact: investorrelations@youradv.com

Media Contact: press@youradv.com

NMF = Not Meaningful

(1) Net leverage ratio is defined as Net Debt divided by LTM Adjusted EBITDA.

(2) 2026 revenue outlook excludes reimbursable expenses.

(3) Net free cash flow is defined as cash flow from operations, less capital expenditures. Net FCF conversion of 25% is excluding incremental debt refinancing costs.

Advantage Solutions Inc. | Page 3

Financial Results

3rd Quarter 2026

About Advantage Solutions

Advantage Solutions is the leading omnichannel retail solutions agency in North America, uniquely positioned at the intersection of consumer-packaged goods (CPG) brands and retailers. With its data- and technology-powered services, Advantage leverages its unparalleled insights, expertise and scale to help brands and retailers of all sizes generate demand and get products into the hands of consumers, wherever they shop. Whether it’s creating meaningful moments and experiences in-store and online, optimizing assortment and merchandising, or accelerating e-commerce and digital capabilities, Advantage is the trusted partner that keeps commerce and life moving. Advantage has offices throughout North America and strategic investments and owned operations in select international markets. For more information, please visit YourADV.com.

Included with this press release are the Company’s consolidated and condensed financial statements as of and for the three months ended September 30, 2026. These financial statements should be read in conjunction with the information contained in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the "SEC") on November 4, 2026.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the federal securities laws, including statements regarding the expected future performance of Advantage's business and projected financial results. Forward-looking statements generally relate to future events or Advantage’s future financial or operating performance. These forward-looking statements generally are identified by the words “may”, “should”, “expect”, “intend”, “will”, “would”, “could”, “estimate”, “anticipate”, “believe”, “predict”, “confident”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks, uncertainties and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Advantage and its management at the time of such statements, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, market-driven wage changes or changes to labor laws or wage or job classification regulations, including minimum wage; developments with respect to retailers that are out of our control; the impact from tariffs; future potential pandemics or health epidemics; Advantage’s ability to continue to generate significant operating cash flow; client procurement strategies and consolidation of the Company's clients’ industries creating pressure on the nature and pricing of its services; consumer goods manufacturers and retailers reviewing and changing their sales, retail, marketing and technology programs and relationships; Advantage’s ability to successfully develop and maintain relevant omni-channel services for our clients in an evolving industry and to otherwise adapt to significant technological change; Advantage’s ability to maintain proper and effective internal control over financial reporting in the future; Advantage’s substantial indebtedness and our ability to refinance at favorable rates; and other risks and uncertainties set forth in the section titled “Risk Factors” in the Annual Report on Form 10-K filed by the Company with the SEC on March 3, 2026, and in its other filings made from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Advantage assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Advantage Solutions Inc. | Page 4

Financial Results

3rd Quarter 2026

Non-GAAP Financial Measures and Related Information

This press release includes certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”), including Adjusted EBITDA, Adjusted EBITDA by Segment, Adjusted EBITDA margin, Revenues net of reimbursable expenses (“net revenues”), Net Debt, Adjusted Unlevered Free Cash Flow and Net Debt as a percentage of Last Twelve Months (“LTM”). These are not measures of financial performance calculated in accordance with GAAP and may exclude items that are significant in understanding and assessing Advantage’s financial results. Therefore, the measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP, and should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that Advantage’s presentation of these measures may not be comparable to similarly titled measures used by other companies. Reconciliations of historical non-GAAP measures to their most directly comparable GAAP counterparts are included below.

Advantage believes these non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to Advantage’s financial condition and results of operations. Advantage believes that the use of Adjusted EBITDA, Adjusted EBITDA by Segment, Adjusted EBITDA Margin, revenues net of reimbursable expenses (“net revenues”), Adjusted Unlevered Free Cash Flow, and Net Debt provide an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing Advantage’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. Additionally, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore the Company's non-GAAP measures may not be directly comparable to similarly titled measures of other companies.

Adjusted EBITDA consists of net loss before interest, taxes, depreciation and amortization, further adjusted for (i) non-operating income or expense and (ii) the impact of certain non-cash, nonrecurring or other items included in net (loss) income that we do not consider indicative of our ongoing operating performance, which may include acquisition and divestiture related expenses, gains and losses; stock-based compensation expenses; litigation expenses, net of recoveries on matters not representative of our ongoing business; impairments; incremental expenses on restructuring and reorganization activities associated with certain transformation programs. A full listing of adjustments to net loss are provided elsewhere in this document.

Adjusted EBITDA by Segment consists of operating (loss) income by segment before interest, taxes, depreciation and amortization, further adjusted for the impact of certain non-cash, nonrecurring or other items included in net (loss) income that we do not consider indicative of our ongoing operating performance, which may include acquisition and divestiture related expenses, gains and losses; stock-based compensation expenses; litigation expenses, net of recoveries on matters not representative of our ongoing business; impairments; incremental expenses on restructuring and reorganization activities associated with certain transformation programs. A full listing of adjustments to operating income (loss) are provided elsewhere in this document.

Adjusted EBITDA Margin means Adjusted EBITDA divided by total revenues.

Adjusted Unlevered Free Cash Flow represents net cash provided by (used in) operating activities less purchase of property and equipment as disclosed in the Statements of Cash Flows further adjusted by (i) cash payments for interest, (ii) cash received from interest rate derivatives, (iii) cash paid for income taxes; (iv) cash paid for acquisition and divestiture related expenses, (v) cash paid for restructuring expenses, (vi) cash paid for reorganization expenses, including debt financing costs, (vii) cash paid for contingent earnout payments included in operating cash flow, (viii) COVID-19 benefits received, (ix) net effect of foreign currency fluctuations on cash, and (x) other adjustments that management believes are helpful in evaluating our operating performance. Adjusted Unlevered Free Cash Flow as a percentage of Adjusted EBITDA means Adjusted Unlevered Free Cash Flow divided by Adjusted EBITDA.

Net Debt represents the sum of current portion of long-term debt and long-term debt, less cash and cash equivalents. With respect to Net Debt, cash and cash equivalents are subtracted from the GAAP measure, total debt, because they could be used to reduce the debt obligations. We present Net Debt because we believe this non-GAAP measure provides useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and to evaluate changes to the Company's capital structure and credit quality assessment.

Revenues net of reimbursable expenses (“net revenues”) and by segment means revenues less reimbursable expenses that are paid by the Company's clients, including media, product samples, retailer fees, and other marketing and production costs.

Advantage Solutions Inc. | Page 5

Financial Results

3rd Quarter 2026

Advantage Solutions Inc.

Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share and per share data)	2026	2025	2026	2025
Revenues	$913,739	$915,012	$2,672,791	$2,610,511
Cost of revenues (exclusive of depreciation and amortization shown separately below)	784,613	776,421	2,330,018	2,246,107
Selling, general, and administrative expenses	62,483	57,568	166,716	191,090
Impairment of long-lived assets	8,091	—	8,091	—
Depreciation and amortization	51,014	50,743	153,856	151,802
(Gain) loss on divestiture, net	—	(8,472)	718	(8,472)
Income from investments in European joint venture	—	(1,408)	—	(5,566)
Total operating expenses	906,201	874,852	2,659,399	2,574,961
Operating income	7,538	40,160	13,392	35,550
Other expenses (income):
Interest expense, net	38,758	34,954	113,520	105,128
Income from unconsolidated investments	(1,131)	—	(5,992)	—
Other expense, including debt fees	1,372	(109)	26,723	(83)
Total other expenses, net	38,999	34,845	134,251	105,045
(Loss) income before income tax expense	(31,461)	5,315	(120,859)	(69,495)
Income tax (benefit) expense	(6,363)	(15,250)	38,777	(3,490)
Net (loss) income	$(25,098)	$20,565	$(159,636)	$(66,005)
Basic (loss) income per common share	$(1.96)	$1.58	$(12.34)	$(5.09)
Diluted (loss) income per common share	$(1.96)	$1.51	$(12.34)	$(5.09)
Weighted-average number of common shares:
Basic	12,816,638	13,036,847	12,936,856	12,959,545
Diluted	12,816,638	13,593,887	12,936,856	12,959,545

Advantage Solutions Inc. | Page 6

Financial Results

3rd Quarter 2026

Advantage Solutions Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except share data)	September 30, 2026	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$131,322	$240,850
Restricted cash	12,103	12,137
Accounts receivable, net of allowance for expected credit losses of $18,816 and $16,771, respectively	609,456	594,999
Prepaid expenses and other current assets	78,060	124,629
Total current assets	830,941	972,615
Property, equipment, and capitalized software, net	113,695	115,858
Goodwill	438,900	438,900
Other intangible assets, net	867,028	993,927
Investments in unconsolidated affiliates	206,954	234,138
Other assets	35,065	37,977
Total assets	$2,492,583	$2,793,415
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt, net	$25,865	$13,250
Accounts payable	173,816	162,376
Accrued compensation and benefits	109,536	121,105
Other accrued expenses	125,282	105,449
Deferred revenues	25,036	30,454
Total current liabilities	459,535	432,634
Long-term debt, net of current portion	1,510,051	1,660,611
Deferred income tax liabilities	92,351	90,023
Other long-term liabilities	49,382	56,189
Total liabilities	2,111,319	2,239,457

Commitments and contingencies (Note 10)

Equity attributable to stockholders of Advantage Solutions Inc.
Common stock, $0.0001 par value, 197,400,000 shares authorized; 12,791,656 and 13,058,852 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	1	1
Additional paid in capital	3,446,073	3,489,020
Accumulated deficit	(3,028,983)	(2,869,347)
Loans to Karman Topco L.P.	(8,157)	(7,673)
Accumulated other comprehensive loss	(9,658)	(4,158)
Treasury stock, at cost; 573,184 and 515,781 shares as of September 30, 2026 and December 31, 2025, respectively	(18,012)	(53,885)
Total stockholders' equity	381,264	553,958
Total liabilities and stockholders' equity	$2,492,583	$2,793,415

Advantage Solutions Inc. | Page 7

Financial Results

3rd Quarter 2026

Advantage Solutions Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
(in thousands)	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(159,636)	$(66,005)
Adjustments to reconcile net loss to net cash provided by operating activities
Non-cash adjustments on derivatives and non-cash interest income	(2,773)	(2,131)
Amortization of deferred financing fees	5,312	5,272
Deferred financing costs recognized at debt modification	1,178	—
Depreciation and amortization	153,856	151,802
Deferred income taxes	2,295	(9,757)
Equity-based compensation of Karman Topco L.P.	—	(1,524)
Stock-based compensation	15,097	20,483
Gain on repurchases of Senior Secured Notes and Term Loan Facility debt	—	(1,624)
Loss (gain) on divestiture, net	718	(8,472)
Income from unconsolidated investments	(5,992)	(5,566)
Distribution received from equity method investments	2,883	—
Impairment and related restructuring costs	19,895	—
Other	706	242
Changes in operating assets and liabilities:
Accounts receivable, net	(17,180)	(30,077)
Prepaid expenses and other assets	48,775	(1,901)
Accounts payable	11,868	10,160
Accrued compensation and benefits	(15,856)	(32,860)
Deferred revenues	(5,359)	6,239
Other accrued expenses and other liabilities	12,447	(18,379)
Net cash provided by operating activities	68,234	15,902
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of investments in unconsolidated affiliates	(6,075)	(3,623)
Purchase of property and equipment and development of capitalized software	(31,235)	(28,662)
Proceeds from divestitures	41,442	41,112
Net cash provided by investing activities	4,132	8,827
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under lines of credit	170,000	90,000
Payments on lines of credit	(170,000)	(90,000)
Payment of deferred financing fees for line of credit modification	(13,914)	—
Principal payments on long-term debt	(144,251)	(9,938)
Repurchases of Senior Secured Notes and Term Loan Facility	—	(18,243)
Deferred consideration paid for purchases in unconsolidated affiliates	—	(1,500)
Proceeds from 2020 Employee Stock Purchase Plan	1,691	1,838
Payments for taxes related to net share settlement of equity awards	(4,610)	(3,698)
Purchase of treasury stock	(19,252)	(869)
Net cash used in financing activities	(180,336)	(32,410)
Net effect of foreign currency changes on cash, cash equivalents and restricted cash	(1,592)	178
Net change in cash, cash equivalents and restricted cash	(109,562)	(7,503)
Cash, cash equivalents and restricted cash, beginning of period	252,987	220,751
Cash, cash equivalents and restricted cash, end of period	$143,425	$213,248
SUPPLEMENTAL CASH FLOW INFORMATION
Purchases of property and equipment recorded in accounts payable and accrued expenses	$3,708	$4,841

Advantage Solutions Inc. | Page 8

Financial Results

3rd Quarter 2026

Advantage Solutions Inc.

Reconciliation of Net (Loss) Income to Adjusted EBITDA

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2026	2025	2026	2025
Net (loss) income	$(25,098)	$20,565	$(159,636)	$(66,005)
Interest expense, net	38,758	34,954	113,520	105,128
Income tax (benefit) expense	(6,363)	(15,250)	38,777	(3,490)
Depreciation and amortization	51,014	50,743	153,856	151,802
Impairment of long-lived assets	8,091	—	8,091	—
Stock-based compensation expense	5,919	7,415	15,097	20,483
Debt financing costs (a)	666	—	21,018	—
Restructuring expenses (b)	418	—	6,762	931
Reorganization and transformation-related expenses (c)	5,949	9,775	16,891	38,445
Acquisition and divestiture expenses, net of (gains) losses (d)	886	(8,221)	1,956	(7,741)
Litigation expenses, net of recoveries (e)	2,172	50	2,927	963
Impairment of non-marketable equity securities (f)	—	—	5,000	—
COVID-19 government relief payments received	—	(5,008)	—	(5,723)
Equity-based compensation of Karman Topco L.P. (g)	—	—	—	(1,524)
EBITDA for economic interests in investments (h)	2,259	4,219	3,994	9,971
Other	706	312	706	902
Adjusted EBITDA	$85,377	$99,554	$228,959	$244,142

Advantage Solutions Inc. | Page 9

Financial Results

3rd Quarter 2026

Advantage Solutions Inc.

Reconciliation of Operating (Loss) Income to Adjusted EBITDA by Segment

(Unaudited)

Branded Services segment	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2026	2025	2026	2025
Operating (loss) income	$(24,620)	$8,196	$(64,741)	$(17,666)
Depreciation and amortization	30,879	31,487	93,275	94,511
Impairment of long-lived assets	2,855	—	2,855	—
Stock-based compensation expense	2,533	3,066	5,734	7,607
Restructuring expenses (b)	418	—	5,893	358
Reorganization and transformation-related expenses (c)	1,723	4,410	5,658	17,130
Acquisition and divestiture expenses, net of (gains) losses (d)	254	(8,399)	1,245	(8,015)
Litigation expenses, net of recoveries (e)	172	324	357	1,258
COVID-19 government relief payments received	—	(1,646)	—	(1,891)
Equity-based compensation of Karman Topco L.P. (g)	—	—	—	375
EBITDA for economic interests in investments (h)	3,390	4,219	9,987	9,971
Branded Services segment Adjusted EBITDA	$17,604	$41,657	$60,263	$103,638

Retailer Services segment	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2026	2025	2026	2025
Operating income	$16,968	$11,052	$32,731	$24,949
Depreciation and amortization	8,856	8,512	26,679	25,326
Impairment of long-lived assets	2,296	—	2,296	—
Stock-based compensation expense	2,070	2,358	5,373	7,246
Restructuring expenses (b)	—	—	394	387
Reorganization and transformation-related expenses (c)	1,878	2,080	5,039	11,653
Acquisition and divestiture expenses, net of (gains) losses (d)	280	92	315	114
Litigation expenses, net of recoveries (e)	—	24	188	239
COVID-19 government relief payments received	—	(1,541)	—	(1,763)
Equity-based compensation of Karman Topco L.P. (g)	—	—	—	(923)
Retailer Services segment Adjusted EBITDA	$32,348	$22,577	$73,015	$67,228

Experiential Services segment	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2026	2025	2026	2025
Operating income	$15,190	$20,912	$45,402	$28,267
Depreciation and amortization	11,279	10,744	33,902	31,965
Impairment of long-lived assets	2,940	—	2,940	—
Stock-based compensation expense	1,316	1,991	3,990	5,630
Restructuring expenses (b)	—	—	475	186
Reorganization and transformation-related expenses (c)	2,348	3,285	6,194	9,662
Acquisition and divestiture expenses, net of (gains) losses (d)	352	86	396	160
Litigation expenses, net of recoveries (e)	2,000	123	2,382	451
COVID-19 government relief payments received	—	(1,821)	—	(2,069)
Equity-based compensation of Karman Topco L.P. (g)	—	—	—	(976)
Experiential Services segment Adjusted EBITDA	$35,425	$35,320	$95,681	$73,276

Advantage Solutions Inc. | Page 10

Financial Results

3rd Quarter 2026

Advantage Solutions Inc.

Net Debt and Adjusted Unlevered Free Cash Flow Reconciliation

(Unaudited)

(amounts in thousands)	September 30, 2026
Current portion of long-term debt	$25,865
Long-term debt principal, net of current portion	1,552,770
Total debt	1,578,635
Less: Cash and cash equivalents	131,322
Total Net Debt	$1,447,313

LTM Adjusted EBITDA	$316,625
Net Debt / LTM Adjusted EBITDA ratio	4.6x

(amounts in thousands)	Three Months Ended September 30, 2026
Net cash provided by operating activities	$51,022
Less:
Purchase of property and equipment and development of capitalized software	(10,396)
Add:
Cash payments for interest	24,878
Cash payments for income taxes	24,825
Cash paid for acquisition and divestiture related expenses	893
Cash paid for restructuring expenses	3,132
Cash paid for reorganization expenses	3,572
Cash paid for financing fees	666
Net effect of foreign currency fluctuations on cash	120
Adjusted Unlevered Free Cash Flow	$98,712

Numerator - Adjusted Unlevered Free Cash Flow	$98,712
Denominator - Adjusted EBITDA	$85,377
Adjusted Unlevered Free Cash Flow as a percentage of Adjusted EBITDA	115.6%

Advantage Solutions Inc. | Page 11

Financial Results

3rd Quarter 2026

Advantage Solutions Inc.

Reconciliation of Net Loss to Adjusted EBITDA

for the Twelve Months Ended September 30, 2026

(Unaudited)

Twelve Months Ended September 30, 2026
(in thousands)
Net loss	$(321,366)
Interest expense, net	147,328
Income tax expense	4,683
Depreciation and amortization	204,312
Impairment of long-lived assets	8,091
Impairment of goodwill and indefinite-lived assets	203,685
Stock-based compensation expense	21,529
Debt financing costs (a)	21,018
Restructuring expenses (b)	6,762
Reorganization and transformation-related expenses (c)	41,385
Acquisition and divestiture expenses, net of (gains) losses (d)	(16,049)
Litigation expenses, net of recoveries (e)	(17,623)
Impairment of non-marketable equity securities (f)	5,000
EBITDA for economic interests in investments (h)	8,148
Other	(278)
LTM Adjusted EBITDA	$316,625

(a)

Debt financing costs, as reported in "Other expense, including debt fees" in the Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income, represent the portion of debt financing costs incurred in connection with the refinancing of our 2030 Notes and 2030 Term Loan Facility.

(b)

Restructuring expenses represent employee and contract termination expenses associated with changes in business operation and strategy. In the three and nine months ended September 30, 2026, ($0.5) and $2.5 million of contract termination charges were charged to "Cost of revenues" in the Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income. For all other periods presented, the remaining restructuring expenses were reported in "Selling, general and administrative expenses" in the Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income.

(c)

Reorganization and transformation-related expenses represent professional fees associated internal reorganization activities, incremental and nonrecurring implementation costs associated with our multi-year global ERP transformation, and setup costs associated with transitioning certain support activities to third-party outsourcing providers.

(d)

Acquisition and divestiture expenses, net of (gains) losses on disposal represent fees and other expenses associated with activities related to acquisitions and divestitures, including (gains) or losses on business sales along with adjustments to the estimated fair value of contingent consideration or adjustments to working capital.

(e)

Litigation expenses, net of recoveries represent legal expenses, including costs associated with investigation and remediation activities, and estimated settlement reserves, net of recoveries from responsible parties and/or insurance providers that are not representative of our ongoing business operations.

(f)

Impairment of non-marketable equity securities, as reported in "Other expense, including debt fees" in the Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income, represents a non-cash fair value adjustment associated with a minority investment in a technology-enabled retail support company.

(g)	Equity-based compensation of Karman Topco L.P. represents non-cash changes in the estimated value of certain stock units due to investors of Advantage Solutions, Inc.
(h)	EBITDA for economic interests in investments represents additions to reflect our proportional share of Adjusted EBITDA related to our equity method investments.

Advantage Solutions Inc. | Page 12